Exhibit 99.1

iPower Plans First Funding Tranche This Week for Previously Authorized Share Repurchase Program

RANCHO CUCAMONGA, Calif., May 26, 2026 — iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a technology- and data-driven company operating at the intersection of AI infrastructure and real-world commerce, today announced that it has executed documents to implement a trading plan in connection with its previously authorized share repurchase program.

The Company expects the trading plan to become active following completion of the applicable broker execution process and satisfaction of applicable procedural and regulatory requirements. In connection with the planned activation, iPower expects to fund the first tranche of the repurchase account this week.

As previously announced, iPower’s Board of Directors authorized a share repurchase program of up to $2.0 million of the Company’s common stock. The timing, amount and manner of any repurchases will depend on market conditions, share price, trading volume, applicable legal requirements and other business considerations. The program does not obligate the Company to acquire any specific number of shares and may be modified, suspended or discontinued at any time.

About iPower Inc.

iPower Inc. (Nasdaq: IPW) is a technology- and data-driven company executing a focused strategy at the intersection of AI infrastructure and real-world commerce. The Company’s platform includes established e-commerce operations and a growing AI infrastructure investment portfolio. Leveraging its operating experience, ecosystem relationships, and capital market access, iPower is building a scalable business designed to generate durable long-term value for stockholders. For more information, please visit www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential” or “hopes” or the negative of these or similar terms. The reader is cautioned not to rely on these forward-looking statements. Such statements involve known and unknown risks and uncertainties and are based on current expectations and projections. If underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of iPower Inc. iPower undertakes no obligation to update forward-looking statements except as required by law. Investors are encouraged to review iPower’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Media & Investor Contact

IPW.IR@meetipower.com